UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  June 1, 2026

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
2-27612	FLORIDA POWER & LIGHT COMPANY	59-0247775
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrants	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NextEra Energy, Inc.	Common Stock, $0.01 Par Value	NEE	New York Stock Exchange
	7.299% Corporate Units	NEE.PRS	New York Stock Exchange
	7.234% Corporate Units	NEE.PRT	New York Stock Exchange
	7.375% Corporate Units	NEE.PRV	New York Stock Exchange

Florida Power & Light Company	None

Indicate by check mark whether the registrants are an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On June 1, 2026, Florida Power & Light Company sold $600 million principal amount of its 5.125% First Mortgage Bonds, Series due June 1, 2036 (2036 Offered Bonds), $600 million principal amount of its 5.750% First Mortgage Bonds, Series due June 1, 2056 (2056 Offered Bonds) and $1,050 million principal amount of its 5.900% First Mortgage Bonds, Series due June 1, 2066 (2066 Offered Bonds and together with the 2036 Offered Bonds and the 2056 Offered Bonds, the Offered Bonds). The Offered Bonds were registered under the Securities Act of 1933 pursuant to Registration Statement Nos. 333-278184, 333-278184-01 and 333-278184-02. In connection with the sale of the Offered Bonds, this Current Report on Form 8‑K is being filed to report certain documents as exhibits.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
5(a)	Opinion and Consent, dated June 1, 2026, of Squire Patton Boggs (US) LLP, counsel to Florida Power & Light Company, with respect to the Offered Bonds
5(b)	Opinion and Consent, dated June 1, 2026, of Morgan, Lewis & Bockius LLP, counsel to Florida Power & Light Company, with respect to the Offered Bonds
101	Interactive data files for this Form 8-K formatted in Inline XBRL
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Date:  June 1, 2026

NEXTERA ENERGY, INC.
(Registrant)

WILLIAM J. GOUGH
William J. Gough Vice President, Controller and Chief Accounting Officer

FLORIDA POWER & LIGHT COMPANY
(Registrant)

AMIN A. MOHOMED
Amin A. Mohomed Vice President, FPL Accounting and Controller

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